Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement of our reports dated March 3, 2026, relating to the financial statements of EQV Resources LLC, which are contained in the Prospectus and Post-Effective Amendment No. 1 to the Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WEAVER AND TIDWELL, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Dallas, Texas

September 21, 2026